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                                                                      EXHIBIT 99

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

      I, Eugene V. N. Bissell, Chief Executive Officer, and I, Martha B. Lindsay, Chief Financial Officer, of each of AmeriGas Propane, Inc., a Pennsylvania corporation and the General Partner of AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), AmeriGas Finance Corp. ("Finance Corp."), AmeriGas Eagle Finance Corp. ("Eagle Finance Corp.") and AP Eagle Finance Corp. ("AP Finance Corp. and collectively with the Partnership, Finance Corp. and Eagle Finance Corp., the "Registrant") hereby certify that:


      (1) The Registrant's periodic report on Form 10-Q for the period ended December 31, 2002 as amended by Amendment No. 1 on Form 10-Q/A (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and


      (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                                      * * *

CHIEF EXECUTIVE OFFICER                       CHIEF FINANCIAL OFFICER


/s/ Eugene V. N. Bissell                      /s/ Martha B. Lindsay
------------------------------------          ----------------------------------
Eugene V. N. Bissell                          Martha B. Lindsay


Date: April 11, 2003                          Date: April 11, 2003